EXHIBIT 23.1 - Consent of Independent Registered Accountant


                            BOBBY J. HUTTON
                      Certified Public Accountant
                          4824 Courtside Drive
                        Fort Worth, Texas  76113
                             April 24, 2014                       817 996-6695


              CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT
              --------------------------------------------

We hereby consent to use in the Registration Statement, on Form S-1, or any subsequent amendment thereof, of our report(s) dated January 28, 2014 relating to the financial statements of Signal Advance, Inc. for the years ending December 31, 2011, December 31, 2012, December 31, 2013 and the report dated April 24, 2014 for the interim three month period ended March 31, 2014, respectively, which appear in the Registration Statement.

We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ Bobby J. Hutton

Bobby J. Hutton,
Certified Public Accountant